UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2012

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	20-8046599
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 450, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 29, 2012, Apollo Medical Holdings, Inc. (the “Company”) entered into an agreement with all of the holders of its $1,250,000 10% subordinated convertible notes that mature on January 31, 2013 (the “Notes”) to modify certain terms of the Notes as follows: (i) The maturity date of the Notes is extended to January 31, 2016; (ii) the term of the 1,250,000 warrants convertible into the Company’s common shares (“Warrants”) issued as part of the original offering is extended to July 31, 2016; (iii) the Notes conversion rate is fixed at $0.11485 per common share, which is equivalent to each $100 of par value of Note being convertible into 870.70 common shares, until January 31, 2016; and (iv) the Warrant’s exercise price is fixed at $0.11485 per common share of the Company. The Company also agreed to issue to each Note holder one warrant to purchase one common share of the Company for the price of $0.45 per share for each $2.50 of par value of Notes owned, which is the equivalent of 40 shares for each $100 of par value of Notes owned.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: October 30, 2012	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer

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